SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 20, 2002

MICROSEMI CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2381 Morse Avenue, Irvine, California	92614

(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code     (949) 221-7100

Not Applicable

(Former name or former address, if changed, since last report)

Item 5.    Other Events and Regulation FD Disclosure.

Registrant’s Amendments to Policy Applicable to All Employees, Directors and Officers

The Board of Directors on August 20, 2002 voted to amend the Registrant’s policies applicable to all employees, directors and officers of the Registrant regarding “Non-Disclosure and Confidentiality of Non-Public Information of Microsemi Corporation and the Policy about Investing in Microsemi Corporation Securities,” the latter part of which applies to those who own or acquire Microsemi securities.

Among other changes made, the policy was amended to prohibit employees, directors and officers of the Registrant from borrowing against Microsemi stock in a margin account or through a pledge of Microsemi stock. However, the policy provides that for existing margin indebtedness as of August 20, 2002, exceptions to the prohibition can be made for a limited time at the request of individuals with such arrangements if such persons commit to reducing these borrowings and eventually eliminating such borrowings.

The new margin trading prohibition seeks to prevent any sale of Microsemi stock by any employee, director or officer, even an involuntary sale pursuant to a margin loan, during certain blackout periods. The Registrant reported in Forms 8-K filed with the Securities and Exchange Commission on July 1, 2002 and July 2, 2002, respectively, that one of the brokers of Philip Frey, Jr., Chairman of the Board of Directors of the Registrant, had sold an aggregate of 125,000 shares of Microsemi Common Stock while Mr. Frey was on vacation, which reduced the amount of Mr. Frey’s margin loan outstanding and brought his account into compliance with the broker’s and the Federal Reserve Board’s margin equity requirements. More complete descriptions of these transactions are contained in Item 9 of each such Form 8-K and are incorporated herein by this reference.

Shares held in a margin account or in pledge may be foreclosed upon and sold to satisfy the indebtedness. A decline in the market price of Microsemi Common Stock or other securities held in margin accounts or in pledge may result in foreclosure sales of such stock. Foreclosure sales, if sufficiently numerous, tend to further exacerbate the problem of margin loans by applying even more downward pressure on the market price of such stock.

Plan of Action of Registrant’s Chairman of the Board

The Registrant’s Insider Trading Policy is administered by the Compliance Committee of the Registrant’s Board of Directors. As amended on August 20, 2002, the Registrant’s Insider Trading Policy currently prohibits any employee, director or officer from incurring any margin indebtedness secured by Microsemi Common Stock. However, the margin indebtedness that existed before the amendment of the Insider Trading Policy can be reduced over time. The Compliance Committee is administering this policy as it applies to Mr. Frey, Chairman of the Board of Directors of the Registrant, pursuant to a Margin Account Plan of Action dated October 15, 2002 (the “Plan of Action”).

The Plan of Action seeks to address the concerns of the Registrant’s Board of Directors in amending the Insider Trading Policy, which is to prevent sales of Microsemi shares during blackout periods or while in possession of material non-public information. The terms of the Plan of Action provide as follows:

1.
Mr. Frey will not increase the principal balance of outstanding margin loans from the base amount of $3,928,000 as of August 30, 2002, in any brokerage account which includes Microsemi shares, while serving as a Director of Registrant;

2.	100% of the proceeds from sales of Microsemi shares and of all other securities contained in Mr. Frey’s margin accounts will be applied to permanently reduce the loans in such margin accounts;

3.
Mr. Frey will, on a regular basis, no less frequently than monthly, furnish a designated officer or agent of Registrant with a detailed status, including copies of each monthly statement, of the brokerage margin accounts and his level of exposure to margin calls;

4.
Mr. Frey will not seek to revoke previous written instructions to each brokerage firm at which he maintains a margin account to sell all other securities in such account which are not Microsemi shares prior to selling any Microsemi shares where a sale is required under applicable margin rules;

5.
if, during a blackout period, any of Mr. Frey’s accounts are subject to a margin call and there are either no securities or an insufficient quantity of securities other than Microsemi shares held in such account to fully satisfy the margin call, then he will deposit a sufficient amount of cash in such account so as to prevent a sale of Microsemi shares during such a blackout period;

6.	one-half of any net proceeds Mr. Frey receives from a proposed re-financing of certain real estate holdings belonging to him will be applied to reducing the balance of his margin loans; and

7.
Mr. Frey will, prior to September 30, 2002, either sell securities or deposit cash in his brokerage margin accounts such that the aggregate amount of the principal balance of all brokerage margin loans against such accounts as a percentage of the value of securities in such accounts, will not exceed 50% on September 30, 2002, and will be reduced to 45% by

March 31, 2003 and 35% by September 30, 2003. Additionally, he will submit and start a plan for further reductions by September 30, 2003.

The Registrant is informed by Mr. Frey that his indebtedness under all his margin accounts and loans secured by Microsemi stock amount to approximately $5,600,000. The Registrant understands that approximately $4,600,000 of such indebtedness is secured by a pledge of Microsemi Common Stock (and other companies’ securities) held in various brokerage accounts or bank accounts and $1,000,000 of such indebtedness is secured by a pledge of shares of Microsemi Common Stock to Norman J. Wechsler. The loan from Mr. Wechsler is due and payable by Mr. Frey in full on or before October 23, 2002. Mr. Frey reports that he beneficially owns 1,511,792 shares of Microsemi Common Stock, which represents 5.23% of the shares of stock of Registrant outstanding as of June 30, 2002. Mr. Wechsler has previously reported beneficial ownership of less than 5% of the shares of Microsemi Common Stock outstanding. Mr. Wechsler had at one time been a beneficial holder of more than 30% of the Microsemi Common Stock.

The Registrant engages Mr. Frey as a director and consultant pursuant to the agreements filed as Exhibits 10.86 and 10.86.1 to this Report, which are incorporated herein by this reference.

Item 7.    Financial Statements and Exhibits.

The Exhibit Index, which immediately follows the signatures hereto, is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: October 31, 2002	By:	/s/ David R. Sonksen
David R. Sonksen, Executive Vice President Chief Financial Officer Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.86	Transition and Consulting Agreement dated January 24, 2001 Between Mr. Philip Frey, Jr. and the Registrant(1)*

10.86.1	Agreement dated April 1, 2002, executed May 13, 2002, between Philip Frey, Jr. and the Registrant, amending the Transition and Consulting Agreement dated January 24, 2001*

99.1	Item 9. Regulation FD Disclosure (2)

99.2	Item 9. Regulation FD Disclosure (3)

*	Management compensatory plan or arrangement

(1)    Incorporated herein by reference to the indicated Exhibit to the Registrant’s Quarterly Report on Form 10-Q as filed on February 13, 2001 with the Securities and Exchange Commission for the fiscal quarter ended December 31, 2000.

(2)    Incorporated herein by reference to the indicated Item in the Registrant’s Current Report on Form 8-K as filed on July 1, 2002 with the Securities and Exchange Commission.

(3)    Incorporated herein by reference to the indicated Item in the Registrant’s Current Report on Form 8-K as filed on July 2, 2002 with the Securities and Exchange Commission.